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                                                                  EXHIBIT 23.3

                       CONSENT OF FISH & RICHARDSON P.C.

                                 June 18, 1997

The Board of Directors and Stockholders of
Aurora Biosciences Corporation:

        We consent to the reference to our firm under the caption "Experts" and to the use of our name wherever appearing in the Registration Statement on Form S-1 (File No. 333-23407) (the "Initial Registration Statement") and related Prospectus of Aurora Biosciences Corporation, and the incorporation by reference of the Initial Registration Statement into the Registration Statement on Form S-1 filed by the Company on June 18, 1997

                                /s/  JOHN LAND
                                ------------------------
                                FISH & RICHARDSON P.C.